EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following is a list of significant subsidiaries of the Registrant:
1	Parker North America Operations, Inc. ( Nevada)-100% direct subsidiary.
2	Parker Drilling International Holding Company, LLC (Delaware)-100% direct subsidiary.
3	Parker Technology, Inc. (Oklahoma)-100% direct subsidiary.
4	Parker Drilling Offshore USA, L.L.C. (Oklahoma)-100% indirect subsidiary-owned by Parker Drilling Offshore Corporation (100%).
5	Parker Drilling Company International Limited (Nevada)-100% indirect subsidiary-owned by Parker Drilling Eurasia, Inc. (100%)
6	Parker Drilling Eastern Hemisphere, Ltd. Co. (Oklahoma)-100% indirect subsidiary-owned by Parker Drilling Eurasia, Inc. (100%).
7	Parker Drilling Netherlands B.V. (Netherlands)-100% indirect subsidiary-owned by PD Selective Holdings C.V. (100%).
8	Parker Drilling Russia B.V. (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
9	Parker Drilling Company of Sakhalin (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
10	Parker Drilling Overseas B.V. (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
11	Parker Central Europe Rig Holdings LLC (Hungary)-100% indirect subsidiary-owned by Parker Drilling (Kazakhstan), LLC (100%).
12	Primorsky Drill Rig Services BV (Netherlands)-100% indirect subsidiary-owned by Parker Drilling International Holding Co LLC (100%).
13	Parker Drilling Management Services, Inc. (Nevada)-100% indirect subsidiary-owned by Parker North America Operations, Inc. (100%).
14	Parker Drilling Arctic Operating, Inc. (Delaware)-100% indirect subsidiary-owned by Parker North America Operations, Inc. (100%).
15	International Tubulars FZE (United Emirates)-100% indirect subsidiary-owned by International Tubular Services Limited (100%).
16	Quail Tools, L.P. (Oklahoma)-100% indirect subsidiary-owned by Parker Tools, LLC (99%) and Quail USA LLC (1%).
17	International Tubular Services De Mexico, S. De R.I. De C.V. (Mexico)-100% indirect subsidiary-owned by PD International Holdings C.V. (99%) and International Tubular Services Limited (1%).
18	Parker Drilling Eurasia, Inc. (Delaware)-100% indirect subsidiary-owned by Parker Drilling International Holding Co LLC (64.8%) and Parker Drilling Offshore Corporation (35.2%).

Note: Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.